SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2010

Whole Foods Market, Inc.

(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	0-19797 (Commission File Number)	74-1989366 (IRS Employer Identification Number)

550 Bowie Street

Austin, Texas 78703

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 477-4455

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01               Entry into a Material Definitive Agreement.

We anticipate amending our existing distribution agreement with United Natural Foods, Inc. as more fully described in Item 8.01 below.

Item 8.01               Other Events.

On July 28, 2010, we entered into an asset purchase agreement with United Natural Foods, Inc. (“UNFI”), pursuant to which UNFI has agreed to (i) acquire specified inventory of our Aurora, Colorado and Austin, Texas distribution facilities (the “Inventory”); (ii) acquire substantially all of the other assets at our Aurora, Colorado distribution facility (together with the Inventory, the “Assets”); (iii) assume the existing lease agreement related to the Aurora, Colorado distribution facility; and (iv) hire substantially all of the employees working at the Aurora, Colorado distribution facility, subject to certain agreed upon criteria.  As a result of this transaction, UNFI will become the primary non-perishable distributor for our Rocky Mountain Region (which includes Colorado, Kansas, New Mexico, Utah, Idaho, Montana and Wyoming) and our Southwest Region (which includes Texas, Louisiana, Oklahoma and Arkansas).  Upon the closing of this transaction, our existing distribution agreement with UNFI will be amended to reflect such designation.

The closing of this transaction is subject to the satisfaction of certain customary closing conditions, and is expected to occur in the case of the Rocky Mountain Region in early October 2010, and in the case of the Southwest Region in late September 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: July 28, 2010	By:	/s/ Glenda Chamberlain
Glenda Chamberlain
Executive Vice President and
Chief Financial Officer